Exhibit 10.1

VISKASE COMPANIES, INC.

FORM OF STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the “Agreement”) is made by and between Viskase Companies, Inc., a Delaware corporation (the “Company”), and [Name], an officer or employee of the Company or a subsidiary of the Company (the “Participant”) effective as of January 13, 2005.

     In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

     1. Grant of Option. The Company hereby irrevocably grants to the Participant the option (the “Option”) to purchase [Total Shares] shares (the “Option Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”). This Option is granted pursuant to and is subject to the terms and conditions of the Viskase Companies, Inc. 2005 Stock Option Plan (the “Plan”). A copy of the Plan is attached as an exhibit hereto and the terms and conditions thereof are incorporated herein by this reference and are expressly made part of this Agreement. All terms used herein and defined in the Plan shall, unless otherwise defined herein, have the same means herein as they have in the Plan. The Option granted hereby is non-transferable except as otherwise permitted under the Plan.

     2. Option Price. The Option price (the “Option Price”) with respect to the Option Shares shall be $2.90 per share without commission or other charge.

     3. Exercisability. This Option shall become exercisable as follows:

Cumulative Number of Option Shares
Date Option Becomes Exercisable	as to Which Option is Exercisable
January 13, 2006	33-1/3% or [One-Third] Shares
January 13, 2007	66-2/3% or [Two-Thirds] Shares
January 13, 2008	100% or [Total Shares]

Total	100% or [Total Shares]

     The effects upon the Option by reason of the Participant’s termination of employment with the Company or any of its subsidiaries due to death, Retirement, Cause or Disability are provided for in Section 6(e) of the Plan.

     4. Term. This Option shall expire on and not be exercisable after January 13, 2015.

     5. Manner of Exercise. This Option may be exercised solely by written notice to the Chief Financial Officer of the Company at least three (3) business days in advance of such exercise and by full payment of the purchase price in accordance with Section 6(c) of the Plan for the Option Shares with respect to which Option or portion thereof is exercised, together with payment or arrangement for payment of any Federal Income or other tax required to be withheld by the Company with respect to such Common Stock and such other documents as may be requested by the Company pursuant to the Plan.

     The Company may postpone the time of delivery of certificate for Common Stock for such additional time as may be necessary to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company listed, or the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any rules or regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of applicable state laws relating to the authorization, issuance or sale of securities.

     6. Modification and Waiver. Except as expressly provided in the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     8. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan.

     IN WITNESS WHEREOF, Viskase Companies, Inc. has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, as of the day and year first above written.

VISKASE COMPANIES, INC.

By

Title:

[Name], Participant